Page 1 of 3 pages


                                    FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):   June 15, 1998


                      SOUTHWARD VENTURES DEPOSITARY TRUST
             (Exact Name of Registrant as Specified in its Charter)


           Florida                     2-77085               59-6737200
(State or other Jurisdiction of     (Commission            (I.R.S. Employer
Incorporation or Organization)       File Number)          Identification No.)


                          c/o Gino J. DiMarco, Trustee
               2900 High Ridge Road, Boynton Beach, Florida 33426
                    (Address of Principal Executive Offices)


Registrant's telephone number, including area code     (561) 582-2755


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                                                               Page 2 of 3 Pages

                                     ITEM 1

                        CHANGE IN CONTROL OF REGISTRANT


         On June 15, 1998, a Purchase and Sales Agreement (hereinafter referred to as the "Agreement") was executed by Indeco, Inc. and T.D. Fender, who is the sole Shareholder and President of Southward Acquisition Corporation. Southward Acquisition Corporation is the owner of 21,103 units of beneficial interest of the Registrant which constitutes 73.44% of its outstanding post-exchange units (assuming all unit holders entitled to complete the ongoing exchange program do so prior to its July 15, 1998 termination date). The Agreement provides for the sale of the units of beneficial interest owned by Southward Acquisition Corporation as well as all of the outstanding shares of the following privately owned companies which are owned by T.D. Fender, his family members, and affiliated parties: Great Harbour Cay Water and Sewer Utility Company Limited, Great Harbour Management Company Limited, and Great Harbour Development and Construction Company Limited. The Agreement also provides for the sale of three parcels of land not owned by the Registrant which are located on Great Harbour Cay or in its immediate vicinity. The Agreement attributes a purchase price of $1,500,000 to the units of beneficial interest owned by Southward Acquisition Corporation as a portion of the purchase price for the combined properties and assets. Although the ownership of the units of beneficial interest will transfer at the time of closing, the entire purchase price for all of the combined properties and assets is payable 33 1/3% at the time of closing and the balance over a period which may extend to approximately ten (10) years.

         Since the Agreement provides for a ninety day investigation period by the Purchaser within which the Purchaser can terminate the Agreement in the Purchaser's sole discretion, it is not known if the contemplated transaction will proceed or not. The Purchaser's initial good faith deposit of $50,000 which has been posted with the Purchaser's legal counsel is fully refundable in the event the Purchaser elects to not proceed with the contemplated transaction during the investigation period.

         Good title to the real estate, Exchange Control approval, Foreign Investment Board approval, and any other approvals from the Bahamian government that may be required are all conditions precedent to the consummation of the transaction.

         At this time, the likelihood of the transaction being consummated is contingent upon the Purchaser's election to proceed after the expiration of the ninety (90) day investigation period and those other contingencies specified above. Accordingly, it is not known if a change of control of the Registrant will occur or not although the potential for same does now exist contractually.


                                    EXHIBITS

                                      None

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             SOUTHWARD VENTURES DEPOSITARY TRUST
                                                        (Registrant)


                                             BY: /S/ GINO J. DiMARCO
                                                --------------------------------
                                                     GINO J. DiMARCO, Trustee


Dated:  June 19, 1998